[LOGO]
FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
     (800) 272-2700

Patricia Baronowski
The Altman Group
     (212) 400-2604

   THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, July 7, 2010 - The Board of Directors of The Zweig Fund, Inc. (NYSE:
ZF) declared a distribution of $0.087 per share to shareholders of record on July 9, 2010, payable July 16, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                             JULY 2010 (QTD)       YEAR-TO-DATE (YTD) (1)
--------------------------------------------   -----------------------  -----------------------
                                               Per Share   Percentage   Per Share   Percentage
                                                Amount     of Current     Amount    of Current
                  (Sources)                               Distribution             Distribution
--------------------------------------------   ---------  ------------  ---------  ------------
Net Investment Income                          $   0.004      4.9%      $   0.007        3.8%
Net Realized Short-Term Capital Gains                 --      0.0%             --        0.0%
Net Realized Long-Term Capital Gains                  --      0.0%             --        0.0%
Return of Capital (or other Capital Source)        0.083     95.1%          0.176       96.2%
                                               ---------    -----       ---------      -----
TOTAL DISTRIBUTION                             $   0.087    100.0%      $   0.183      100.0%
                                               =========    =====       =========      =====

(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended
 June 30, 2010 (2)                                                   0.49%
Current Fiscal YTD Annualized Distribution Rate (3)                 11.79%

YTD Cumulative Total Return on NAV (4)                             -10.87%
YTD Cumulative Distribution Rate (5)                                 5.90%

(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of June 30, 2010.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to June 30, 2010, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to June 30, 2010 as a percentage of the Fund's NAV as of June 30, 2010.

     The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZF Cusip: 989834106
07/10

[LOGO OF ZWEIG FUND]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
     (800) 272-2700

Patricia Baronowski
The Altman Group
     (212) 400-2604

             THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, October 6, 2010 - The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.086 per share to shareholders of record on October 8, 2010, payable October 15, 2010. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:



DISTRIBUTION ESTIMATES                            OCTOBER 2010 (QTD)     YEAR-TO-DATE (YTD) (1)
--------------------------------------------   -----------------------  -----------------------
                                               Per Share   Percentage   Per Share   Percentage
                                                Amount     of Current     Amount    of Current
                  (Sources)                               Distribution             Distribution
--------------------------------------------   ---------  ------------  ---------  ------------
Net Investment Income                          $   0.003      3.8%      $   0.010       3.8%
Net Realized Short-Term Capital Gains              0.020     22.6%          0.020       7.2%
Net Realized Long-Term Capital Gains                  --      0.0%             --       0.0%
Return of Capital (or other Capital Source)        0.063     73.6%          0.239      89.0%
                                               ---------    -----       ---------     -----
TOTAL DISTRIBUTION                             $   0.086    100.0%      $   0.269     100.0%
                                               =========    =====       =========     =====

(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended
 September 30, 2010 (2)                                                2.26%
Current Fiscal YTD Annualized Distribution Rate (3)                   10.53%

YTD Cumulative Total Return on NAV (4)                                -0.41%
YTD Cumulative Distribution Rate (5)                                   7.90%

(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of September 30, 2010.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to September 30, 2010, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to September 30, 2010 as a percentage of the Fund's NAV as of September 30, 2010.

     The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZF Cusip: 989834106
10/10

[LOGO OF ZWEIG FUND]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
     (800) 272-2700

Patricia Baronowski
     (212) 400-2604

             THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                              - SECTION 19A NOTICE

NEW YORK, January 6, 2011 - The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.094 per share to shareholders of record on December 31, 2010, payable January 10, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES                            JANUARY 2011 (QTD)     YEAR-TO-DATE (YTD) (1)
--------------------------------------------   -----------------------  -----------------------
                                               Per Share   Percentage   Per Share   Percentage
                                                Amount     of Current     Amount    of Current
                  (Sources)                               Distribution             Distribution
--------------------------------------------   ---------  ------------  ---------  ------------
Net Investment Income                          $   0.003      3.2%      $   0.013        3.7%
Net Realized Short-Term Capital Gains              0.091     96.8%          0.114       31.3%
Net Realized Long-Term Capital Gains                  --      0.0%             --        0.0%
Return of Capital (or other Capital Source)           --      0.0%          0.236       65.0%
                                               ---------    -----       ---------      -----
TOTAL DISTRIBUTION                             $   0.094    100.0%      $   0.363      100.0%
                                               =========    =====       =========      =====

(1) YTD February 1, 2010 to January 10, 2011. (The distribution paid on January 11, 2010 was reportable for tax on Form 1099 in 2009)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended
 December 31, 2010 (2)                                                  3.55%
Current Fiscal YTD Annualized Distribution Rate (3)                     9.58%

YTD Cumulative Total Return on NAV (4)                                 10.36%
YTD Cumulative Distribution Rate (5)                                    9.58%

(2) Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.

(3) Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of December 31, 2010.

(4) YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2010 to December 31, 2010, including distributions paid and assuming reinvestment of those distributions.

(5) YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2010 to December 31, 2010 as a percentage of the Fund's NAV as of December 31, 2010.

     The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700 or visit us on the web at www.virtus.com.

ZF Cusip: 989834106
01/11